Exhibit 23.1






                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan of our report dated January 26, 2000, with respect to the consolidated financial statements and schedule which appear in the Annual Report on Form 10-K (No. 001-15295), of Teledyne Technologies Incorporated filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP
Los Angeles, California
September 26, 2000